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                                                                   Exhibit 23(b)







CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in TRW Inc.'s Registration Statement No. 33-58257 on Form S-8 pertaining to The TRW Canada Stock Savings Plan and the related prospectus of our report dated March 12, 1997 with respect to the financial statements of The TRW Canada Stock Savings Plan for the year ended December 31, 1996 included as Exhibit 99(b) to the TRW Inc. Annual Report (Form 10-K) for the year ended December 31, 1996.





                                                         /s/ Ernst & Young
                                                         ERNST & YOUNG






Hamilton, Ontario
March 20, 1997